UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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RAMTRON INTERNATIONAL CORPORATION
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RAMTRON TO REVIEW INCREASED UNSOLICITED TENDER OFFER

FROM CYPRESS SEMICONDUCTOR

Colorado Springs, CO – August 28, 2012 — Ramtron International Corporation (Nasdaq: RMTR), a leading developer and supplier of nonvolatile ferroelectric random access memory (F-RAM) and integrated semiconductor products, announced today that its Board of Directors will carefully review and consider, in consultation with its financial and legal advisors, the increased unsolicited tender offer from Cypress Semiconductor Corporation (Nasdaq: CY) to acquire all outstanding stock of Ramtron at a price of $2.88 per share in cash.

Ramtron’s Board intends to advise stockholders of its recommendation in due course by making available to stockholders and filing with the Securities and Exchange Commission an amended Schedule 14D-9. Ramtron stockholders are advised to take no action at this time pending the review of the increased tender offer by the Company’s Board of Directors.

Needham & Company, LLC is serving as Ramtron’s financial advisor and Shearman & Sterling LLP is serving as Ramtron’s legal advisor.

About Ramtron

Ramtron International Corporation, headquartered in Colorado Springs, Colorado, is a fabless semiconductor company that designs, develops and markets specialized semiconductor memory and integrated semiconductor solutions used in a wide range of product applications and markets worldwide. For more information, visit www.ramtron.com.

Important Information for Investors and Stockholders

This communication does not constitute an offer to buy or a solicitation of an offer to sell any securities. In response to the tender offer commenced by Cypress Semiconductor Corporation (“Cypress”) through its wholly-owned subsidiary, Rain Acquisition Corp., Ramtron has filed a solicitation/recommendation statement on Schedule 14D-9 with the SEC. INVESTORS AND STOCKHOLDERS OF RAMTRON ARE URGED TO READ THE SOLICITATION/RECOMMENDATION STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY (WHEN THEY BECOME AVAILABLE) BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors and stockholders may obtain a free copy of these documents free of charge at the SEC’s website at www.sec.gov. Ramtron also will provide a copy of these materials without charge on its website at www.ramtron.com, or stockholders may call the company’s Information Agent, Innisfree M&A Incorporated, toll-free at (888) 750-5834.

Ramtron, its directors and certain of its officers may be deemed to be participants in the solicitation of consent revocations from stockholders in connection with a potential consent solicitation by Cypress to replace Ramtron’s current Board of Directors with nominees of Cypress. If Cypress commences a consent solicitation, Ramtron will file a consent revocation statement with the SEC in connection with the solicitation of written consent revocations in connection with Cypress’ consent solicitation (the “Consent Revocation Statement”). Information regarding the names of Ramtron’s directors and other participants in the solicitation and their respective interests in Ramtron by security holdings or otherwise is set forth in Ramtron’s proxy statement relating to its 2012 annual meeting of stockholders, which may be obtained free of charge at the SEC’s website at http://www.sec.gov and Ramtron’s website at http://www.ramtron.com. Additional information regarding the interests of such potential participants will be included in the Consent Revocation Statement and other relevant documents to be filed with the SEC in connection with the consent solicitation.

Promptly after filing its definitive Consent Revocation Statement with the SEC, the Company will mail the definitive Consent Revocation Statement and a form of white consent revocation card to each stockholder entitled to deliver a written consent in connection with the Consent Solicitation. INVESTORS AND STOCKHOLDERS OF RAMTRON ARE URGED TO READ THE CONSENT REVOCATION STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY (WHEN THEY BECOME AVAILABLE) BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and Stockholders may obtain a free copy of the Consent Revocation Statement and any other documents filed by the Company with the SEC in connection with the Consent Solicitation free of charge at the SEC’s website at www.sec.gov. Ramtron also will provide a copy of these materials without charge on its website at www.ramtron.com, or stockholders may call the company’s Information Agent, Innisfree M&A Incorporated, toll-free at (888) 750-5834.

Cautionary Statements

This press release contains forward-looking statements. These statements may be identified by the use of forward-looking words or phrases such as “believe,” “expect,” “anticipate,” “should,” and “potential,” among others. These forward-looking statements are inherently difficult to predict and involve risks and uncertainties that could cause actual results to differ materially, including, but not limited to: general and regional economic conditions and conditions specific to the semiconductor industry; demand for Ramtron’s products; order cancellations or reduced order placements; product sales mix; the timely development of new technologies; competitive factors such as pricing pressures on existing products and the timing and market acceptance of new product introductions; Ramtron’s ability to maintain an appropriate amount of low-cost foundry production capacity from its foundry sources in a timely manner; our foundry partners’ timely ability to successfully manufacture products for Ramtron; our foundry partners’ ability to supply increased orders for F-RAM products in a timely manner using Ramtron’s proprietary technology; any disruptions of Ramtron’s foundry or test and assembly contractor relationships; currency fluctuations; unexpected design and manufacturing difficulties; defects in products that could result in product liability claims; risks and uncertainties relating to the possible transaction and process of exploring strategic alternatives; and the risk factors listed from time to time in Ramtron’s SEC reports, including, but not limited to, the Annual Report on Form 10-K for the year ended December 31, 2011 and the Quarterly Report on Form 10-Q for the quarter ended June 30, 2012. SEC-filed documents are available at no charge at the SEC’s website (www.sec.gov) or from the company.

All forward-looking statements included in this release are based upon information available to Ramtron as of the date of this release, which may change.

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